Exhibit 32.1

MF Global Holdings Ltd.

Certification of the Chief Executive Officer

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of MF Global Holdings Ltd. (together with its subsidiaries, the “Company”) on Form 10-Q for the quarter ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bernard W. Dan, Chief Executive Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 5, 2010

/S/ BERNARD W. DAN
Bernard W. Dan
Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.